UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

(Name of registrant in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 100, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)

Explanatory Note:

On December 16, 2013, Black Ridge Oil & Gas, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the completion on December 13, 2013 of its acquisition from CP Exploration, LP of certain oil and gas properties consisting of approximately 2,040 net mineral acres located in North Dakota and interests in 43 gross (0.92 net) producing wells (the “Acquired Properties”).

The Company is filing this Current Report on Form 8-K/A (“Amendment”) to amend the Current Report on Form 8-K filed on December 16, 2013 to provide the historical financial statements and pro forma financial information that were not filed with the Initial Form 8-K and that are permitted to be filed by this Amendment to give effect to the acquisition of the Acquired Properties. The Company is also filing this Amendment to provide certain historical financial information about the Acquired Properties, which is filed as Exhibit 99.1. The Company’s pro forma financial information is filed as Exhibit 99.2 to this Amendment.

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Item 9.01 Financial Statement and Exhibits.

(a) Financial statements of business acquired

Attached hereto as Exhibit 99.1 are the following:

•	Independent Auditor’s Report from M&K CPAS, PLLC
•	Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011
•	Notes to the Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013 and 2012 and years ended December 31, 2012 and 2011, and
•	Unaudited Supplemental Oil and Gas Reserve Information as of December 31, 2012 and 2011

(b) Pro forma financial information

Attached hereto as Exhibit 99.2 are the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2013 and the year ended December 31, 2012, and the related notes showing the pro forma effects of the Company’s acquisition of the Acquired Properties.

(d) Exhibits.

Exhibit 99.1	Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011

Exhibit 99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2013 and the year ended December 31, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

(Registrant)

Date: February 10, 2014

/s/ James Moe, Chief Financial Officer

James Moe, Chief Financial Officer

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